UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2016

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 23, 2016, the District Court of Johnson County, Kansas issued an order granting preliminary approval, subject to further consideration at the settlement hearing described below, to the proposed settlement by and among plaintiff Monica Ross-Williams, nominal defendant Sprint Nextel Corporation (n/k/a Sprint Corporation), and the named defendants in the shareholder derivative action titled Monica Ross-Williams v. Bennett, et al., Civil Action No. 11-cv-01688. The Court has scheduled a hearing on Thursday, May 26, 2016 at 9:00 a.m. at the District Court of Johnson County, Kansas, Johnson County Courthouse, 100 N. Kansas Ave., Olathe, KS, 66061-3273 to determine whether it should issue an order for final approval of the proposed settlement. Pursuant to the Court’s order, any objections to the settlement must be filed in writing with the Court no later than fourteen (14) calendar days prior to the May 26, 2016 hearing.

Additional information concerning the terms of the proposed settlement, the May 26, 2016 hearing, and the requirements for objections to the settlement can be found in the Notice of Pendency and Proposed Settlement of Stockholder Actions attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Ex-99.1 Notice of Pendency and Proposed Settlement of Stockholder Actions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2016	Sprint Corporation
By: /s/ Stefan K. Schnopp Assistant Corporate Secretary